          As filed with the Securities and Exchange Commission on August 4, 1997
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         MICROCIDE PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                                         94-3186021
   ------------------------                 ------------------------------------
   (STATE OF INCORPORATION)                 (I.R.S. EMPLOYER IDENTIFICATION NO.)


                                850 MAUDE AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                        1993 AMENDED INCENTIVE STOCK PLAN
                            (FULL TITLE OF THE PLAN)



                                 JAMES E. RURKA
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                                  AND DIRECTOR
                        MICROCIDE PHARMACEUTICALS, INC.
                                850 MAUDE AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (415) 478-1550
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   Copies to:
                                VAHE H. SARRAFIAN
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300

                         CALCULATION OF REGISTRATION FEE

                                                                                     PROPOSED
            TITLE OF EACH CLASS                  AMOUNT          OFFERING            AGGREGATE        AMOUNT OF
             OF SECURITIES TO                     TO BE            PRICE             OFFERING        REGISTRATION
               BE REGISTERED                  REGISTERED(1)    PER SHARE(2)            PRICE             FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock
  $0.001 par value......................        500,000           $11.125            $5,562,500         $1,686
=====================================================================================================================

(1) The shares covered by this Registration Statement represent 500,000 shares of Common Stock which have become available for issuance under the Registrant's 1993 Amended Incentive Stock Plan as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting held on May 13, 1997 increasing the number of shares authorized for issuance thereunder from 1,380,000 to 1,880,000.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on July 29, 1997.

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

            Unless as noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No. 333-11759) is incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.     EXHIBITS.

                Exhibit
                 Number                   Document
                 ------                   --------

                  5.1      Opinion of Wilson Sonsini Goodrich & Rosati, a
                           Professional Corporation.

                  23.1     Consent of Ernst & Young LLP, Independent Auditors

                  23.2     Consent of Counsel (contained in Exhibit 5.1).

                  24.1     Power of Attorney (see page II-3).

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant, Microcide Pharmaceuticals, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 28th day of July 1997.


                                       MICROCIDE PHARMACEUTICALS, INC.



                                       By: /s/James E. Rurka
                                          ---------------------------------
                                              James E. Rurka
                                              President, Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, James E. Rurka and Matthew Hogan his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

       SIGNATURE                                TITLE                             DATE

/s/James E. Rurka                       President, Chief Executive            July 28, 1997
------------------------------           Officer, and Director
James E. Rurka                           (Principal Executive Officer)


/s/Matthew J. Hogan                     Chief Financial Officer               July 28, 1997
------------------------------
Matthew J. Hogan


/s/Keith A. Bostian, Ph.D.              Chief Operating Officer               July 28, 1997
------------------------------
Keith A. Bostian, Ph.D.

/s/Joseph S. Lacob                      Chairman of the Board                 July 28, 1997
------------------------------           of Directors
Joseph S. Lacob

/s/Hugh Y. Rienhoff, M.D.               Director                              July 28, 1997
------------------------------
Hugh Y. Rienhoff, M.D.

/s/David Schnell, M.D.                  Director                              July 28, 1997
------------------------------
David Schnell, M.D.

/s/L. James Strand, M.D.                Director                              July 28, 1997
------------------------------
L. James Strand, M.D.

/s/John P. Walker                       Director                              July 28, 1997
------------------------------
John P. Walker

                                INDEX TO EXHIBITS


    EXHIBIT
     NUMBER                             EXHIBIT
     ------                             -------

       5.1    Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation  . . . . . . .

      23.1    Consent of Ernst & Young LLP, Independent Auditors . . . . . . . . . . . . . . . . . .

      23.2    Consent of Counsel (included in Exhibit 5.1) . . . . . . . . . . . . . . . . . . . . .

      24.1    Power of Attorney (see page II-3). . . . . . . . . . . . . . . . . . . . . . . . . . .